Exhibit 99.1

R.R Donnelley & Sons Company Announces Cash Tender Offers for Certain of its Outstanding Debt Securities

September 18, 2018

CHICAGO—(BUSINESS WIRE)—R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) announced today that it has commenced cash tender offers (the “Tender Offers”) to purchase up to $350,000,000 aggregate principal amount (which amount may be increased, the “Aggregate Maximum Tender Amount”) of its outstanding 7.625% Senior Notes due 2020, 7.875% Senior Notes due 2021, 8.875% Debentures due 2021 and 7.000% Senior Notes due 2022 (collectively, the “Securities”). No more than $50,000,000 aggregate principal amount of 7.000% Senior Notes due 2022 will be accepted for purchase (the “2022 Series Cap”). RRD intends to fund the Tender Offers with a portion of the net proceeds from a secured debt financing (the “Debt Financing”).

The terms and conditions of the Tender Offers are described in the Company’s Offer to Purchase, dated September 18, 2018 (the “Offer to Purchase”). Terms not defined otherwise in this press release have the meanings given to them in the Offer to Purchase.

The following table sets forth certain terms of the Tender Offers:

					Dollars per $1,000 Principal Amount of Securities
Title of Securities	CUSIP/ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Acceptance Priority Level	Series Cap	Tender Offer Consideration(2)	Early Tender Premium	Total Consideration(2)(3)
7.625% Senior Notes due 2020	257867AW1 US257867AW18	$238,393,000	1	N/A	$1,010.00	$50.00	$1,060.00
7.875% Senior Notes due 2021	74978DAA2 US74978DAA28	$448,098,000	2	N/A	$1,022.50	$50.00	$1,072.50
8.875% Debentures due 2021	257867AC5 US257867AC53	$ 80,966,000	3	N/A	$1,035.00	$50.00	$1,085.00
7.000% Senior Notes due 2022	257867AZ4 US257867AZ49	$140,000,000	4	$50,000,000	$1,000.00	$50.00	$1,050.00

(1)	As of September 17, 2018.
(2)

Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Securities accepted for purchase to, but not including, the applicable Settlement Date.

(3)	Includes the Early Tender Premium.

The Tender Offers will expire at 11:59 p.m., New York City time, at the end of October 17, 2018, unless extended or earlier terminated (the “Expiration Date”). No tenders submitted after the Expiration Date will be accepted.

Holders of Securities that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on October 2, 2018 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offers will be eligible to receive the Total Consideration for such series, which includes the early tender premium for such series of Securities set forth in the table above (with respect to each series of Securities, the “Early Tender Premium”). Holders of Securities tendering their Securities after the Early Tender Date will only be eligible to receive the tender offer consideration for such series of Securities set forth in the table above (with respect to each series of Securities, the “Tender Offer Consideration”), which is the applicable Total Consideration less the Early Tender Premium.

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders whose Securities are accepted for purchase will receive accrued and unpaid interest (if any) on such Securities from the last interest payment date with respect to those Securities to, but not including, the applicable Settlement Date (“Accrued Interest”).

Tendered Securities may be withdrawn at or prior to 5:00 p.m., New York City time, on October 2, 2018, unless extended by RRD (such date and time, as it may be extended, the “Withdrawal Date”). Holders may not withdraw their tendered Securities after the Withdrawal Date, unless withdrawal rights are otherwise required by applicable law.

Subject to the satisfaction or waiver of the conditions to the applicable Tender Offer, we may, but are not obligated to, elect following the Early Tender Date and prior to the Expiration Date to accept (with respect to each Tender Offer, the “Early Acceptance Date”) the Securities validly tendered (and not validly withdrawn) pursuant to the applicable Tender Offer on or prior to the applicable Early Tender Date (with respect to each Tender Offer, the “Early Settlement Option”) up to the Aggregate Maximum Tender Amount. If we exercise our Early Settlement Option with respect to any Tender Offer, we will announce such exercise (and notify holders of the Early Settlement Date) as soon as practicable after the Early Tender Date. If we exercise our Early Settlement Option with respect to any Tender Offer, we expect that payment for such Securities will occur following the applicable Early Tender Date and prior to the Expiration Date (with respect to each series of Securities, the “Early Settlement Date”). We currently expect the Early Settlement Date to occur on or about October 15, 2018.

Subject to the Aggregate Maximum Tender Amount, the 2022 Series Cap and proration, the Securities accepted on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth in the table above, with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level, provided that Securities tendered at or prior to the Early Tender Date will be accepted for purchase before any Securities tendered after the Early Tender Date, but at or prior to the Expiration Date, regardless of the priority of the series of such later tendered Securities.

Acceptance for tenders of any Securities may be subject to proration in the Company’s sole discretion if the aggregate principal amount for any series of Securities validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount or the 2022 Series Cap to be exceeded. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, holders who validly tender Securities after the Early Tender Date will not have any of their Securities accepted for purchase and there will be no Final Settlement Date.

The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount or the 2022 Series Cap in the Company’s sole discretion at any time, subject to compliance with applicable law, which could result in the Company purchasing a greater aggregate principal amount of Securities in the Tender Offers. There can be no assurance that the Company will increase the Aggregate Maximum Tender Amount or the 2022 Series Cap. If the Company increases the Aggregate Maximum Tender Amount or the 2022 Series Cap, it does not expect to extend the Early Tender Date or the Withdrawal Date, unless required by applicable law. Accordingly, holders should not tender Securities that they do not wish to have purchased in the Tender Offers.

The consummation of the Tender Offers is not conditioned upon any minimum amount of Securities being tendered. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of the Debt Financing.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase. Nothing contained herein shall constitute an offer to sell, or the solicitation of an offer to buy, any securities (if any) in connection with the Debt Financing.

The dealer manager for the Tender Offers is BofA Merrill Lynch. Any questions regarding the terms of the Tender Offers should be directed to BofA Merrill Lynch at (toll-free) 888-292-0070 or (collect) 980-388-3646. Any questions regarding procedures for tendering Securities, or requests for copies of the Offer to Purchase, should be directed to Global Bondholder Services, the information agent (in such capacity, the “Information Agent”) and depositary (in such capacity, the “Depositary”) for the Tender Offers, toll-free at (866) 794-2200 (banks and brokers call (212) 430-3774) or 65 Broadway, Suite 404, New York, NY 10006.

About RRD

RRD is a leading global provider of multichannel solutions for marketing and business communications. With more than 50,000 clients and 43,000 employees across 34 countries, RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage and execute their multichannel communications strategies.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the Securities and Exchange Commission at www.sec.gov. RRD disclaims any obligation to update or revise any forward-looking statements.

RRD Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com

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